UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 30, 2023

NIGHTFOOD HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55406	46-3885019
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 White Plains Road – Suite 500

Tarrytown, New York 10591

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 888-6444

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Item 1.01 Entry Into A Material Agreement.

The information set forth in Item 2.03 is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On June 30, 2023, Nightfood Holdings, Inc. (the “Company”) consummated the transactions pursuant to a Securities Purchase Agreement (the “Purchase Agreement”) dated as of June 29, 2023 (the “Effective Date”) and issued and sold to Fourth Man, LLC (“Fourth Man”), a Promissory Note (the “Note”) in the principal amount of $65,000.00 (actual amount of purchase price of $55,250 plus an original issue discount (“OID”) in the amount of $9,750). Also pursuant to the Purchase Agreement, in connection with the issuance of the Note, the Company: (a) issued to Fourth Man (i) common stock purchase warrants (the “Warrants”) exercisable into an aggregate of 600,000 shares of the common stock, par value $0.001 per share, of the Company (the “Common Stock”) and (ii) 1,969,697 shares of Common Stock as commitment shares (the “Commitment Shares”), 1,477,272 of which shall be cancelled and returned to the Company’s treasury upon repayment of the Note on, or prior to, the date that is 180 calendar days after the date of the Agreement; and (b) granted piggy-back registration rights to Fourth Man.

The Company paid to (a) J.H. Darbie & Co., Inc. $2,762.50 in cash fees plus 23,021 warrants at an exercise price of $0.10 per share (the “Darbie Warrants”)) pursuant to the Company’s existing agreement with J.H. Darbie & Co., Inc., in relation to the transactions contemplated by the Purchase Agreement.

The Company intends to use the net proceeds from the sale of the Note for operating capital.

The maturity date of the Note is the 12-month anniversary of the Effective Date, and is the date upon which the principal amount, the OID, as well as any accrued and unpaid interest and other fees, shall be due and payable.

Fourth Man has the right, at any time on or following the earlier of 180 calendar days after the Issue Date or the date of an Event of Default (as defined in the Note) under the Note, to convert all or any portion of the then outstanding and unpaid principal amount and interest (including any default interest) into Common Stock, at a conversion price of $0.033, subject to customary adjustments as provided in the Note for stock dividends and stock splits, rights offerings, pro rata distributions, fundamental transactions and dilutive issuances. Any such conversion is subject to customary conversion limitations set forth in the Note so Fourth Man beneficially owns less than 4.99% of the Common Stock.

At any time prior to the date that an Event of Default occurs under the Note, the Company may prepay the outstanding principal amount and interest then due under the Note. On any such event, the Company shall make payment to Fourth Man of an amount in cash equal to the sum of (a) 110% multiplied by the principal amount then outstanding plus (b) 110% multiplied by the accrued and unpaid interest on the principal amount to the prepayment date plus (c) $750.00 to reimburse Fourth Man for administrative fees.

In addition, if, at any time prior to the full repayment or full conversion of all amounts owed under the Note, the Company receives cash proceeds from any source or series of related or unrelated sources from the issuance of equity (subject to exclusions described in the Note), debt or the issuance of securities pursuant to an Equity Line of Credit (as defined in the Note) of the Company, Fourth Man shall have the right in its sole discretion to require the Company to apply up to 35% of such proceeds after the Minimum Threshold to repay all or any portion of the outstanding principal amount and interest then due under the Note.

The Note contains customary Events of Default for transactions similar to the transactions contemplated by the Purchase Agreement and the Note, which entitle Fourth Man, among other things, to accelerate the due date of the unpaid principal amount of, and all accrued and unpaid interest on, the Note, in addition to triggering the conversion rights. Any principal amount or interest on the Note which is not paid when due shall bear interest at the rate of the lesser of (i) 16% per annum and (ii) the maximum amount permitted by law from the due date until the same is paid. Upon the occurrence of any Event of Default, the Note shall become immediately due and payable, and the Company shall pay to Fourth Man an amount equal to the principal amount then outstanding plus accrued interest (including any default interest) through the date of full repayment multiplied by 150%, as well as all costs of collection.

The Note contains restrictions on the Company’s ability to (a) incur additional indebtedness, (b) make distributions or pay dividends, (c) redeem, repurchase or otherwise acquire its securities, (d) sell its assets outside of the ordinary course, (e) enter into certain affiliate transactions, (f) enter into 3(a)(9) Transactions or 3(a)(10) Transactions (each as defined in the Note), or (g) change the nature of its business.

Commencing as of the Effective Date, and until such time as the Note is fully converted or repaid, the Company shall not effect or enter into an agreement to effect any Variable Rate Transaction (as defined in the Purchase Agreement).

The Purchase Agreement contains customary representations and warranties made by each of the Company and Fourth Man. It further grants to Fourth Man certain rights of participation and first refusal, and certain most-favored nation rights, all as set forth in the Purchase Agreement.

The Company is subject to customary indemnification terms in favor of Fourth Man and its affiliates and certain other parties.

The Warrants have an initial exercise price of $0.10 per share, subject to customary adjustments (including price-based anti-dilution adjustments), and may be exercised at any time until the five year anniversary of the Warrants. The Warrants include a cashless exercise provision as set forth therein. The exercise of the Warrants are subject to a beneficial ownership limitation of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. In the event of the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrants, the Company would be obligated to pay a “Buy-In” amount pursuant to the terms of the Warrants.

The foregoing is a brief description of the Purchase Agreement, the Note, the Warrants and the Darbie Warrants, and is qualified in its entirety by reference to the full text of such documents.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 2.03 of this Current Report on Form 8-K relating to the Note, the Warrants, the Darbie Warrants, the Commitment Shares and the shares of Common Stock underlying the Note, the Warrants and the Darbie Warrants, is incorporated by reference herein.

The Note, the Warrants, the Commitment Shares and the Darbie Warrants were, and, unless subsequently registered, the shares underlying the Note, the Warrants and the Darbie Warrants will be, issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, as no general solicitation was used in the offer and sale of such securities.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 7, 2023

NIGHTFOOD HOLDINGS, INC.

By:	/s/ Sean Folkson
Name:	Sean Folkson
Title:	Chief Executive Officer